Exhibit 99.1

For immediate Release

Contact:	Media Relations: Sarah McAuley, (617) 532.8195, news@enernoc.com
Investor Relations: Will Lyons, (617) 532.8104, ir@enernoc.com

EnerNOC, Inc. Names Darren Brady Chief Operating Officer

and Senior Vice President

BOSTON, MA, January 7, 2008 – EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy solutions, today announced the appointment of Darren Brady to the role of chief operating officer and senior vice president. Brady joins EnerNOC from Washington-based Puget Sound Energy (PSE), a subsidiary of Puget Energy (NYSE: PSD), where he served as senior vice president of Customer Service and Information Technology and chief information officer since October 2005.

Brady, who is an expert in advanced metering infrastructure and energy efficiency, will manage EnerNOC’s Operations, Engineering, and Information Technology teams, and will help support the company’s continued efforts to expand into new markets.

“We are excited to add another talented, experienced executive to support the ongoing success and momentum of our business,” said Tim Healy, EnerNOC’s chairman and chief executive officer. “Darren’s deep experience in the energy industry, expertise in creating and executing customer service programs, and passion for new technologies make him an excellent fit and a valuable addition to our team.”

“EnerNOC has proven itself to be a catalyst for change in the energy industry. It continues to apply technology and innovation to help some of the world’s largest electricity providers and consumers alike rethink their approaches to meeting today’s growing demand for electricity and addressing the environmental challenges associated with such significant demand growth,” said Brady. “I am excited to be joining this winning team and look forward to helping to enhance EnerNOC’s infrastructure and customer service capabilities through continued innovation and expansion into new markets.”

Prior to joining PSE, Brady held senior and executive management positions with a focus on customer service operations, business development, and corporate finance. Brady has a bachelor’s degree from Brown University and a master’s degree in Business Administration from the Anderson School of Management at the University of California, Los Angeles (UCLA).

About EnerNOC

EnerNOC, Inc. is a leading developer and provider of clean and intelligent energy solutions to commercial, institutional, and industrial customers, as well as electric power grid operators and utilities. EnerNOC’s technology-enabled demand response and energy management solutions help optimize the balance of electric supply and demand. The Company uses its Network Operations Center, or NOC, to remotely manage and reduce electricity consumption across a network of commercial, institutional, and industrial customer sites and make demand response capacity and energy available to grid operators and utilities on demand. For more information visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the growth and success of EnerNOC’s business, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s final prospectus, as filed with the Securities and Exchange Commission on November 14, 2007, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, EnerNOC’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.